UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 18, 2026

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

851 Duportail Road, 2nd Floor
Chesterbrook, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	VPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CFO Retirement

On May 18, 2026, William M. Clancy, the Executive Vice President and Chief Financial Officer of Vishay Precision Group, Inc. (the “Company”), notified the Company of his retirement and the related resignation of his employment with the Company, effective December 31, 2026 and, on May 19, 2026, the Company entered into a Transition & Separation Agreement with Mr. Clancy (the “Transition Agreement”).

Pursuant to the Transition Agreement, and subject to Mr. Clancy’s execution of a release of claims, Mr. Clancy will be entitled to (i) base salary continuation until June 30, 2028, (ii) payment by the Company of the applicable premiums otherwise payable for COBRA continuation coverage until the earlier of June 30, 2028 or the date upon which Mr. Clancy receives health insurance coverage from another employer, (iii) his fiscal year 2026 annual bonus in such amount, and paid at such time, as such annual bonus would have otherwise been paid if not for the cessation of employment, (iv) the full vesting of his outstanding restricted stock units (“RSUs”) that are subject to time-based vesting and (v) the vesting of his outstanding RSUs subject to performance-based vesting (“PBRSUs”) as follows: (A) the PBRSUs granted in 2024 shall vest on their normal vesting date to the extent the applicable performance criteria are realized, (B) two-thirds of the PBRSUs granted in 2025 shall vest on their normal vesting date to the extent the applicable performance criteria are realized and (C) one-third of the PBRSUs granted in 2026 shall vest on their normal vesting date to the extent the applicable performance criteria are realized. All other PBRSUs shall be forfeited as of December 31, 2026.

CEO Employment Agreement Amendment

On May 19, 2026, the Company, through its wholly-owned subsidiary Vishay Advanced Technologies, Ltd. (“Vishay Advanced Technologies”), entered into an amendment (the “CEO Amendment”) to the Employment Agreement, dated November 17, 2010, by and between Vishay Advanced Technologies and Ziv Shoshani, the Company’s Chief Executive Officer and President, as amended (the “CEO Employment Agreement”). Pursuant to the CEO Amendment, beginning with fiscal year 2026, Mr. Shoshani is entitled to (i) an annual equity award under the Company’s 2022 Stock Incentive Program (the “Plan”) having a value of approximately 225% of his base salary (or a higher percentage as determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and (ii) an annual cash bonus at a target level of 100% of his base salary and a maximum level of 150% of his base salary based upon the achievement of certain performance goals. The annual performance bonus and long-term incentive equity award components of Mr. Shoshani’s compensation will be determined by reference to certain Company and/or individual performance goals as determined by the Compensation Committee. The CEO Amendment also includes certain provisions related to Israeli law.

CAO Employment Agreement Amendment

On May 19, 2026, Vishay Advanced Technologies entered into an amendment (the “CAO Amendment”) to the Employment Agreement, dated March 15, 2020, by and between Vishay Advanced Technologies and Amir Tal, the Company’s Executive Vice President and Chief Accounting Officer, as amended (the “CAO Employment Agreement”). Pursuant to the CAO Amendment, beginning with fiscal year 2026, Mr. Tal is entitled to an annual equity award under the Plan having a value of approximately 100% of his base salary (or a higher percentage as determined by the Compensation Committee). The annual performance bonus and long-term incentive equity award components of Mr. Tal’s compensation will be determined by reference to certain Company and/or individual performance goals as determined by the Compensation Committee. The CAO Amendment also includes certain provisions related to Israeli law.

CBPO Employment Agreement

On May 19, 2026, Vishay Advanced Technologies entered into an Employment Agreement with Yair Alcobi, the Company’s Executive Vice President and Chief Business and Product Officer (the “CBPO Agreement”). Pursuant to the CBPO Agreement, Mr. Alcobi is entitled to (i) a base salary of 1,372,800 New Israeli Shekels per year (subject to annual review by the Compensation Committee), (ii) an annual equity award having a value of approximately 100% of his base salary (or a higher percentage as determined by the Compensation Committee) and (iii) an annual cash bonus at a target level of 65% of his base salary and a maximum level of 105% of his base salary (or a higher percentage as determined by the Compensation Committee). The annual performance bonus and long-term incentive equity award components of Mr. Alcobi’s compensation will be determined by reference to certain Company and/or individual performance goals as determined by the Compensation Committee. Fifty percent of the annual long-term incentive equity award will be in the form of RSUs subject to time-based vesting conditions and fifty percent will be in the form of PBRSUs.

If Vishay Advanced Technologies terminates Mr. Alcobi’s employment without “cause,” or if Mr. Alcobi resigns with “good reason” (as such terms are defined in the CBPO Agreement), he is entitled to a severance package consisting of (i) 18 months of base salary continuation, (ii) vesting of all RSUs subject to time-based vesting, (iii) vesting of all PBRSUs on their normal vesting date to the extent the applicable performance criteria are satisfied, (iv) payment of any earned but unpaid bonus for the immediately preceding calendar year and (v) a pro-rata annual performance bonus for the year of termination.

In addition, the CBPO Agreement contains customary provisions regarding confidentiality and customary non-competition and non-solicitation covenants that remain in effect for 12 months following termination of employment.

COO Employment Agreement

On May 19, 2026, Vishay Advanced Technologies entered into an Employment Agreement with Rafi Ouzan, the Company’s Executive Vice President and Chief Operating Officer (the “COO Agreement”). Pursuant to the COO Agreement, Mr. Ouzan is entitled to (i) a base salary of 1,150,763 New Israeli Shekels per year (subject to annual review by the Compensation Committee), (ii) an annual equity award having a value of approximately 100% of his base salary (or a higher percentage as determined by the Compensation Committee) and (iii) an annual cash bonus at a target level of 65% of his base salary and a maximum level of 105% of his base salary (or a higher percentage as determined by the Compensation Committee). The annual performance bonus and long-term incentive equity award components of Mr. Ouzan’s compensation will be determined by reference to certain Company and/or individual performance goals as determined by the Compensation Committee. Fifty percent of the annual long-term incentive equity award will be in the form of RSUs subject to time-based vesting conditions and fifty percent will be in the form of PBRSUs.

If Vishay Advanced Technologies terminates Mr. Ouzan’s employment without “cause,” or if Mr. Ouzan resigns with “good reason” (as such terms are defined in the COO Agreement), he is entitled to a severance package consisting of (i) 18 months of base salary continuation, (ii) vesting of all RSUs subject to time-based vesting, (iii) vesting of all PBRSUs on their normal vesting date to the extent the applicable performance criteria are satisfied, (iv) payment of any earned but unpaid bonus for the immediately preceding calendar year and (v) a pro-rata annual performance bonus for the year of termination.

In addition, the COO Agreement contains customary provisions regarding confidentiality and customary non-competition and non-solicitation covenants that remain in effect for 12 months following termination of employment.

The foregoing summary is qualified in its entirety by reference to the Transition Agreement, amendments and employment agreements between the Company or Vishay Advanced Technologies, as applicable, and the applicable executive, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 19, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 12,274,522 shares of the Company’s common stock and 1,022,887 shares of the Company’s Class B common stock were entitled to vote as of March 23, 2026, the record date for the Annual Meeting, of which 11,699,192 were present in person or by proxy at the Annual Meeting (representing 20,762,696 total votes). Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: Election of Directors
The Company’s stockholders voted to elect Kobi Altman, Sejal Shah Gulati, Erez Lorber, Saul Reibstein, Ziv Shoshani and Nava Swersky Sofer to serve as directors of the Company for a one-year term expiring on the date of the Company’s 2027 Annual Meeting of Stockholders. The number of votes cast in the election of directors was as follows:
	For	Withheld	Broker Non-Votes
Kobi Altman
Common stock	9,491,228	46,126	1,154,782
Class B common stock	10,070,560	0	-
Total Voting Power	19,561,788	46,126	1,154,782
Sejal Shah Gulati			-
Common stock	5,585,522	3,951,832	1,154,782
Class B common stock	10,070,560	0	-
Total Voting Power	15,656,082	3,951,832	1,154,782
Erez Lorber
Common stock	9,477,071	60,283	1,154,782
Class B common stock	10,070,560	0	-
Total Voting Power	19,547,631	60,283	1,154,782
Saul Reibstein
Common stock	8,851,369	685,985	1,154,782
Class B common stock	10,070,560	0	-
Total Voting Power	18,921,929	685,985	1,154,782
Ziv Shoshani
Common stock	9,491,253	46,101	1,154,782
Class B common stock	10,070,560	0	-
Total Voting Power	19,561,813	46,101	1,154,782
Nava Swersky Sofer
Common stock	6,178,067	3,359,287	1,154,782
Class B common stock	10,070,560	0	-
Total Voting Power	16,248,627	3,359,287	1,154,782

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Company's stockholders ratified the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte global network, as the Company's independent registered public accounting firm for the year ending December 31, 2026. The number of votes cast in the ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte global network, was as follows:

	For	Against	Withheld	Broker Non-Votes
Common stock	10,680,390	8,343	3,403	-
Class B common stock	10,070,560	0	0	-
Total Voting Power	20,750,950	8,343	3,403	-

Proposal 3: Advisory, Non-binding Vote Related to Executive Compensation
The Company’s stockholders, on an advisory basis, voted to approve the non-binding resolution relating to executive compensation, as follows:

	For	Against	Withheld	Broker Non-Votes
Common stock	9,393,634	139,403	4,317	1,154,782
Class B common stock	10,070,560	0	0	-
Total Voting Power	19,464,194	139,403	4,317	1,154,782

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Transition and Separation Agreement, dated May 19, 2026, by and between Vishay Precision Group, Inc. and William M. Clancy
10.2	Amendment to Employment Agreement, dated May 19, 2026, by and between Vishay Advanced Technologies, Ltd. and Ziv Shoshani
10.3	Amendment to Employment Agreement, dated May 19, 2026, by and between Vishay Advanced Technologies, Ltd. and Amir Tal
10.4	Employment Agreement, dated May 19, 2026, by and between Vishay Advanced Technologies, Ltd. and Yair Alcobi
10.5	Employment Agreement, dated May 19, 2026, by and between Vishay Advanced Technologies, Ltd. and Rafi Ouzan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Vishay Precision Group, Inc.
Date: May 22, 2026	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief Financial Officer